FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DAWSON PRODUCTION SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                TEXAS                                   74-2231546
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

            112 E. PECAN STREET, SUITE 1000
                 SAN ANTONIO, TEXAS                              78205
        (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

           TITLE OF EACH CLASS TO           NAME OF EACH EXCHANGE IN WHICH
              BE SO REGISTERED              EACH CLASS IS TO BE REGISTERED
              ----------------              ------------------------------
        Common Stock Purchase Rights        New York Stock Exchange

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Incorporated by reference herein is the entire discussion appearing under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A, Registration No. 000-27732, as filed by the Registrant with the Securities and Exchange Commission on September 18, 1997 ("Form 8-A") relating to the Registrant's Common Stock Purchase Rights.

ITEM 2.  EXHIBITS.

        1. Incorporated by reference are the following exhibits to the Registrant's Registration Statement on Form S-1 as described in Item 16, pages II-3 through II-5, thereof.

                3.1   --     Amended and Restated Articles of Incorporation of
                             the Registrant, as amended.
                3.2   --     Bylaws of the Registrant, as amended.

        2. Incorporated by reference is the following exhibit to the Registrant's Registration Statement on Form 8-A as described in Item 16, pages II-3 through II-5, thereof.

               1.     --     Rights Agreement dated as of September 11, 1997,
                             between Dawson Production Services, Inc. and Harris
                             Trust Company of New York as Rights Agent, which includes as Exhibit A thereto the Form of Rights
                             Certificate.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            DAWSON PRODUCTION SERVICES, INC.

                                            By: /s/ KAREN RICHTER
                                                    Karen Richter
                                                    Secretary

Dated: July 2, 1998.